United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 31, 2020
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway		30004
Suite 155
Alpharetta,	Georgia
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 31, 2020, Priority Real Estate Technology LLC ("PRET"), a majority-owned and consolidated subsidiary of Priority Technology Holdings, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with MRI Payments LLC and MRI Software LLC (together, "MRI") to sell certain assets from the Company's Real Estate business (the "Real Estate Assets"). MRI will also assume certain liabilities and obligations from PRET and the Company. The description of the Agreement herein is qualified in its entirety by reference to the entire Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The transactions described in the Agreement are expected to close during the third quarter of 2020 (the "Closing"), subject to certain terms and conditions, including but not limited to, MRI's ability to secure financing on acceptable terms and conditions.

The Real Estate Assets are part of the Company's Integrated Partners reportable segment.

MRI is headquartered in Solon, Ohio and operates globally. MRI serves real estate businesses as a leading provider of real estate software applications and hosted solutions for property management, accounting, investment modeling and analytics.

The Real Estate Assets to be conveyed under the Agreement are mainly intangible assets, including customer relationships, trade names, Internet domain names and intellectual property rights used in PRET's “Rent Payment,” “Dues Payment,” and “Storage Rent Payment” brands, but specifically excluding the operations and assets of PRET's "RadPad" and "Landlord Station" brands. The obligations to be assumed by MRI include, but are not limited to, an existing lease obligation for certain office space.

The cash transaction price that MRI will pay to PRET at Closing under the Agreement is $180,000,000 (the Company’s share of these proceeds is expected to be approximately $127,000,000), subject to a working capital adjustment and potential subsequent indemnification payments from PRET or the Company to MRI, as described in the Agreement. The Agreement contains customary representations, warranties, covenants and obligations, including mutual indemnification obligations. In addition, in connection with the Agreement, MRI will enter into a services agreement with PRET and the Company.

The Company and PRET will also amend its existing services agreement with YapStone, Inc. dated March 22, 2019 (the "YapStone Services Agreement") to include services to MRI. Under the YapStone Services Agreement, YapStone, Inc. provides certain services to facilitate certain operations of the “Rent Payment,” “Dues Payment,” and “Storage Rent Payment” brands.

Item 7.01 Regulation FD Disclosure

On September 1, 2020, the Company issued a press release announcing the entry in the Agreement described in Item 1.01 herein. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01      Financial Statements and Exhibits

        (d) Exhibits – The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between MRI Payments LLC, MRI Software LLC, and Priority Real Estate Technology LLC, dated August 31, 2020

99.1	Press Release dated September 1, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer